Exhibit 99.4

PHILADELPHIA CONSOLIDATED HOLDING CORP. AND SUBSIDIARIES
SUMMARY SEGMENT TOTALS
FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003
(IN THOUSANDS)

	06/30/04	06/30/03	2004 VS. 2003	06/30/04	06/30/03	2004 VS. 2003
	GROSS	GROSS	%	GROSS	GROSS	%
	WRITTEN	WRITTEN	INCREASE	EARNED	EARNED	INCREASE
	PREMIUMS	PREMIUMS	<DECREASE>	PREMIUMS	PREMIUMS	<DECREASE>
COMMERCIAL LINES	373,688	275,061	35.9%	370,335	246,097	50.5%
SPECIALTY LINES	93,830	78,389	19.7%	80,837	65,067	24.2%
PERSONAL LINES	65,301	50,740	28.7%	48,768	42,018	16.1%

TOTAL ALL LINES	532,819	404,190	31.8%	499,940	353,182	41.6%

		06/30/03			06/30/03
	06/30/04	RESTATED	2004 VS. 2003	06/30/04	RESTATED	2004 VS. 2003
	NET	NET	%	NET	NET	%
	WRITTEN	WRITTEN	INCREASE	EARNED	EARNED	INCREASE
	PREMIUMS	PREMIUMS	<DECREASE>	PREMIUMS	PREMIUMS	<DECREASE>
COMMERCIAL LINES	309,764	181,234	70.9%	280,154	199,401	40.5%
SPECIALTY LINES	78,194	52,168	49.9%	61,017	53,979	13.0%
PERSONAL LINES	38,819	18,349	111.6%	19,814	18,330	8.1%

TOTAL ALL LINES	426,777	251,751	69.5%	360,985	271,710	32.9%